      As filed with the Securities and Exchange Commission on July 5, 2006
                            Registration No. 333-____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             BOARDWALK BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                  NEW JERSEY                                20-4392739
       (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                 Identification No.)

            201 SHORE ROAD, LINWOOD, NEW JERSEY 08221, (609) 601-0600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                MICHAEL D. DEVLIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BOARDWALK BANCORP, INC.
            201 SHORE ROAD, LINWOOD, NEW JERSEY 08221, (609) 601-0600
             Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            DAVID W. SWARTZ, ESQUIRE
                               STEVENS & LEE, P.C.
                             111 NORTH SIXTH STREET
                           READING, PENNSYLVANIA 19603
                                 (610) 478-2000
            Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                               Proposed Maximum     Proposed Maximum
   Title of Each Class of      Amount to be   Offering Price Per   Aggregate Offering         Amount of
Securities to be Registered   Registered(1)          Unit(2)             Price          Registration Fee(2)
---------------------------   -------------   ------------------   ------------------   -------------------
Common Stock,
   $5.00 par value               500,000            $16.55            $8,275,000.00           $885.43

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Dividend Reinvestment and Stock Purchase Plan.

(2) The registration fee with respect to these shares has been computed in accordance with Rule 457(c), based upon the average of the high and low prices for shares of the Common Stock on June 29, 2006.

                                   PROSPECTUS

                                   ----------

                             BOARDWALK BANCORP, INC.
                                 500,000 SHARES

                     COMMON STOCK, PAR VALUE $5.00 PER SHARE

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                   ----------

          This prospectus relates to shares of Common Stock, par value $5.00 per share, of Boardwalk Bancorp, Inc., a New Jersey corporation, which may be offered and sold from time to time pursuant to the terms of the Boardwalk Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan.

          The plan provides participants with a convenient and economical method for investing cash dividends paid on our common stock and optional cash payments in additional shares of our common stock. This prospectus describes and constitutes the Boardwalk Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, or simply the plan.

          The plan allows you to:

          (a) reinvest your cash dividends on our common stock in additional shares of our common stock; and

          (b) purchase additional shares of our common stock by making optional cash payments.

          Shares of common stock will be purchased directly from Boardwalk from authorized but unissued or treasury shares. The purchase price per share of shares purchased from Boardwalk may be at a discount established in our sole discretion. This discount, if any, will range from 0% to 10% of the fair market value of the shares. The fair market value of the common stock will be the average of the closing bid price and the closing asked price quoted by The Nasdaq Capital Market during the five trading days preceding the date on which dividends are paid.

          Shares of our common stock are traded on The Nasdaq Capital Market under the symbol "BORD." The closing price for our common stock on July 3, 2006 was $17.00.

          We have registered 500,000 shares of our common stock for sale under the plan. You should keep this prospectus for future reference.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED ARE OUR EQUITY SECURITIES AND ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK SUBSIDIARY OF OURS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                   The date of this prospectus is July 5, 2006

                                   PROSPECTUS

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS......................................................    1

WHERE YOU CAN FIND MORE INFORMATION........................................    1

BOARDWALK BANCORP, INC.....................................................    2

DESCRIPTION OF THE PLAN....................................................    3

USE OF PROCEEDS............................................................   12

LEGAL MATTERS..............................................................   13

EXPERTS....................................................................   13

FORWARD-LOOKING STATEMENTS.................................................   13

INDEMNIFICATION............................................................   13

We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The plan is not available to any person to whom we may not legally offer it. The date of this prospectus is July 5, 2006. You should not assume that the information in this prospectus is still accurate as of any later date.

                              ABOUT THIS PROSPECTUS

          This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission relating to the offer and sale of shares of our common stock. This prospectus describes and constitutes the Boardwalk Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, or simply the plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the plan and the securities offered. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information" on page 1.

          This prospectus incorporates business and financial information about Boardwalk that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. See "Where You Can Find More Information" on page 1.

          When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

          Unless otherwise mentioned or unless the context requires otherwise,
(i) all references in this prospectus to "we," "us," "our" or similar references mean Boardwalk Bancorp, Inc. and its subsidiaries; and (ii) all references in this prospectus to "stock," "our stock" or "your stock" refer to our common stock.

--------------------------------------------------------------------------------

          WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY DOCUMENT THAT WE INCORPORATE BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE GIVES YOU ANY SUCH INFORMATION, YOU SHOULD NOT RELY ON IT.

          WE DO NOT IMPLY BY THE DELIVERY TO YOU OF THIS PROSPECTUS OR THE SALE OF ANY BOARDWALK COMMON STOCK HEREUNDER THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BOARDWALK SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov.

          The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be updated automatically and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, except that we are not incorporating by reference any document or information that is only "furnished" to the SEC or that is otherwise not deemed to be filed with the SEC under those sections.

          The following documents, which provide certain information about us, are incorporated by reference in this prospectus:

          1. Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Federal Deposit Insurance Corporation;

          2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed with the Federal Deposit Insurance Corporation;

          3.   Current Report on Form 8-K filed with the SEC on July 5, 2006;

          4. The description of our common stock set forth in our Registration Statement on pages 35 through 36 of Form S-4, as amended (Reg. No. 333-132195), filed with the SEC on March 22, 2006, pursuant to which we registered our common stock pursuant under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          This prospectus incorporates documents by reference which are not presented herein or delivered herewith. Boardwalk hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus and deemed to be part hereof, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. These documents are available upon request by contacting: Boardwalk Bancorp, Inc., 201 Shore Road, Linwood, New Jersey 08221, and our telephone number is (609) 601-0600.

          Information on the Internet website of Boardwalk or any subsidiary of Boardwalk is not part of this prospectus, and you should not rely on that information in making your investment decision.

                             BOARDWALK BANCORP, INC.

          We are a New Jersey business corporation and a bank holding company registered under the federal Bank Holding Company Act of 1956, as amended. We were organized in July 2006 at the direction of the Board of Directors of Boardwalk Bank for the purpose of acting as the stock holding company of Boardwalk Bank. Our assets consist primarily of our investment in Boardwalk Bank and our principal business is overseeing, and directing the business of Boardwalk Bank.

          Our office is located at 201 Shore Road, Linwood, New Jersey 08221, and our telephone number is (609) 601-0600.

                             DESCRIPTION OF THE PLAN

          The following provisions describe the terms and conditions of our Dividend Reinvestment and Stock Purchase Plan in a question and answer format. If you have any questions about the Plan, please direct all of your questions to our plan administrator, StockTrans, Inc., Dividend Reinvestment Plan Department, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003 or (610) 649-7300. However, please mention the Boardwalk Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan with all correspondences to the plan administrator. Please carefully read the entire prospectus.

PURPOSE

          1.   WHAT IS THE PURPOSE OF THE PLAN?

          The purpose of the Plan is to provide the stockholders of Boardwalk Bancorp, Inc. with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of the common stock of Boardwalk Bancorp, Inc.

ADVANTAGES AND DISADVANTAGES

          2.   WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

          Participation in the Plan presents the following advantages:

               o You may systematically build your holdings in our common stock without incurring a service charge or administrative cost by:

                    o automatically reinvesting cash dividends on a minimum of one share or more of your holdings of our common stock in additional shares; and

                    o purchasing additional shares of our common stock through optional cash payments of no less than $100.00.

               o Reinvested cash dividends and optional cash payments will be fully invested in our common stock because the Plan provides for fractional shares to be credited to your plan account (such fractional shares calculated to four decimal places).

               o Record keeping will be simplified because you will receive complete and accurate periodic statements of activity in your plan account.

          Participation in the Plan presents the following disadvantages:

               o You will be treated as having received dividend income on the dividend payment date for federal income tax purposes. Such dividends will generally give rise to a tax liability even though no cash was actually paid to you. Not only will you be taxed on all dividends paid to you, including dividends that are reinvested, you also will be treated as having received a dividend equal to the discount, if any, on the price you pay for shares pursuant to the Plan. See Question 27.

               o No interest is paid on dividends credited or optional cash payments made to plan accounts and held pending reinvestment or return to you. See Question 12.

               o Optional cash payments delivered to the plan administrator will not be returned to the participant unless a written request is received by the plan administrator at least five
                    (5) days prior to the relevant dividend payment date. See Question 13.

               o If you send in a payment for an optional cash purchase, the price of the common stock may go up or down before the purchase is made.

               o Requests for issuance of certificates from a plan account that are received within 10 days of a dividend payment date will be delayed until completion of the dividend reinvestment. See Question 21.

               o Charges will be imposed for the issuance of stock certificates relating to the withdrawal of shares from the Plan or termination of participation in the Plan. See Question 14.

ADMINISTRATION

          3. WHO IS THE PLAN ADMINISTRATOR AND WHAT ARE THE PLAN ADMINISTRATOR'S RESPONSIBILITIES?

          StockTrans, Inc. is currently the plan administrator responsible for administering the plan. The plan administrator's duties include crediting optional cash payments to your plan account, maintaining all records of such purchases, holding the purchased shares, providing you with periodic statements of account showing all transactions in your plan account for the applicable period and performing other duties relating to the Plan. In the event that the plan administrator should resign or cease to act as agent, we will appoint a new plan administrator to administer the Plan. The plan administrator also acts as dividend disbursing agent, transfer agent and registrar for shares of common stock.

PARTICIPATION

          4.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

          All holders of record of our common stock are eligible to participate in the Plan, except as otherwise determined by the Board of Directors. The Board of Directors may refuse to offer the Plan to stockholders residing in any state which requires the registration or qualification of the common stock to be issued pursuant to the plan, or exemption therefrom, if such registration, qualification or exemption results in undue burden or expenses to us, as determined by the Board of Directors in its sole discretion. A stockholder of record must enroll at least one share in the Plan to participate.

          5. MAY A STOCKHOLDER WHOSE STOCK IS REGISTERED IN THE NAME OF A BROKER PARTICIPATE IN THE PLAN?

          No. In order to participate in the Plan, you must first become the stockholder of record by having such portion of your shares as to which you would like to participate in the Plan transferred into your own name.

          6.   HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE IN THE PLAN?

          If you are eligible to participate in the Plan, you can join by submitting a properly completed and signed authorization form to the plan administrator. Authorization forms may be obtained from: StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, (610) 649-7300.

          All shares of common stock purchased through the plan, whether by reinvested dividends or optional cash payments, will be held for participants in the plan and the dividends on those shares will be reinvested automatically.

          7.   WHEN MAY I ENROLL IN THE PLAN?

          You may enroll in the Plan at any time. If a properly completed authorization form is received by the plan administrator at least ten (10) days prior to a dividend record date, reinvestment will commence with that dividend payment. If an authorization form is received from a stockholder less than ten
(10) days before a dividend record date, the reinvestment of dividends will begin with the payment of the next dividend if the stockholder is still a holder of record. A stockholder of record may participate with respect to all or any percentage of his shares. Initially, we expect to pay cash dividends on a quarterly basis.

--------------------------------------------------------------------------------

          THE PAYMENT OF DIVIDENDS ON BOARDWALK COMMON STOCK IS AT THE DISCRETION OF OUR BOARD OF DIRECTORS. THERE IS NO GUARANTEE THAT BOARDWALK WILL PAY DIVIDENDS IN THE FUTURE. THE TIMING AND AMOUNT OF FUTURE DIVIDENDS, IF ANY, WILL DEPEND ON EARNINGS, CASH REQUIREMENTS, THE FINANCIAL CONDITION OF BOARDWALK AND ITS SUBSIDIARIES, APPLICABLE GOVERNMENT REGULATIONS AND OTHER FACTORS DEEMED RELEVANT BY OUR BOARD OF DIRECTORS.

--------------------------------------------------------------------------------

          8.   MAY I CHANGE THE NUMBER OF SHARES ENROLLED IN THE PLAN?

          Yes. If you wish to change the number of shares of common stock subject to the Plan, you must notify the plan administrator in writing to that effect. Any such notification received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to your account.

          9.   WHAT ALTERNATIVES ARE AVAILABLE TO ME IN THE PLAN

          The following investment options are available to you:

               a. Dividend Reinvestment - You may direct the reinvestment of cash dividends on shares of our common stock registered in your name, including all whole and fractional shares.

               b. Investment of Optional Cash Payments - You may also make optional cash payments to be used for the purchase of additional shares of our common stock. To make an optional cash payment, send a check or money order to StockTrans, Inc., Dividend Reinvestment Plan Department, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003.

OPTIONAL CASH PAYMENTS

          10. MAY I BUY ADDITIONAL SHARES OF COMMON STOCK BY MAKING OPTIONAL CASH PAYMENTS?

          Yes. After enrollment in the Plan you may purchase additional shares of our common stock by making optional cash payments.

          11.  MAY I ELECT TO MAKE ONLY OPTIONAL CASH PAYMENTS UNDER THE PLAN?

          No. Participation in the Plan is limited to stockholders who elect to reinvest dividends on at least one share of our common stock held of record by them to the purchase of additional shares of our common stock. Once you are enrolled, you may elect to make optional cash payments to purchase additional shares of our common stock.

          12.  HOW CAN I MAKE OPTIONAL CASH PAYMENTS TO PURCHASE ADDITIONAL
               SHARES?

          We initially expect to pay dividends on a quarterly basis. Accordingly, optional cash payments may be made quarterly. The minimum optional cash payment is $100.00.

          Optional cash payments should be forwarded by check or money order to the plan administrator. Because no interest will be paid on optional cash payments, and because optional cash payments will be invested on a dividend payment date only if received not less than ten (10) days prior to such dividend payment date, we recommend that your optional cash payments be sent to the plan administrator so as to reach them as close to, but not later than ten (10) days prior to the desired dividend payment date. Optional cash payments received less than ten (10) days prior to a dividend payment date will be returned to you by the plan administrator. An optional cash payment will not be deemed to have been made by you or received by the plan administrator unless the funds are actually collected.

          To make optional cash payments, please send a check or money order to:

                         StockTrans, Inc.
                         Reinvestment Plan Department
                         44 West Lancaster Avenue
                         Ardmore, Pennsylvania 19003

          13. MAY I REQUEST BOARDWALK TO RETURN AN OPTIONAL CASH PAYMENT BEFORE IT IS INVESTED?

          Optional cash payments will be returned to you upon written request to the plan administrator, provided that the request is received by the plan administrator at least five (5) business days prior to the next scheduled dividend payment date.

COSTS ASSOCIATED WITH THE PLAN

          14.  HOW MUCH DOES IT COST TO PARTICIPATE IN THE PLAN?

          You will be responsible for all fees charged by the plan administrator relating to any changes to your plan account including periodic issuance of share certificates and withdrawal or termination of participation in the Plan. We will pay all other fees charged by the plan administrator to administer the Plan. Fees may change at any time without notice to you. Initially fees chargeable to you will include a $15.00 fee for the issuance of certificates and a termination fee of $25.00 if you terminate your participation in the Plan. A schedule of current fees is available from the plan administrator upon request.

PURCHASE OF SHARES

          15.  WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

          Shares needed to meet the requirements of the Plan will be issued directly by us from authorized but unissued or treasury shares.

          On each dividend payment date, we will retain as consideration for shares to be purchased from us an amount equal to the aggregate of all dividends to be reinvested by participants in the Plan. On the dividend payment date, we will issue to the Plan a number of shares that the dividends retained by us will purchase at the price we determine, which may include a discount from fair market value as discussed in Question 16. The shares issued by us may be newly issued shares, shares reissued from treasury, or such combination of new or treasury shares as we deem appropriate.

          16.  WHAT IS THE PRICE OF SHARES PURCHASED BY THE PLAN FROM BOARDWALK?

          The purchase price per share to you of shares purchased from us may be at a discount from "Fair Market Value" of up to 10%, as determined by us. The Fair Market Value of a share of our common stock is the average of the closing bid price and closing asked price quoted on The Nasdaq Capital Market during the five days preceding the dividend payment date.

--------------------------------------------------------------------------------

          SHARES ARE PURCHASED FOR THE PLAN ON SPECIFIED DATES OR DURING SPECIFIED PERIODS. AS A RESULT, YOU DO NOT HAVE ANY CONTROL OVER THE PRICE AT WHICH SHARES ARE PURCHASED FOR YOUR ACCOUNT, AND YOU MAY PAY A HIGHER PURCHASE PRICE THEN IF YOU HAD PURCHASED THE SHARES OUTSIDE THE PLAN. YOU BEAR THE RISK OF FLUCTUATIONS IN THE PRICE OF BOARDWALK COMMON STOCK. NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT. ALL OPTIONAL CASH PAYMENTS ARE SUBJECT TO COLLECTION BY THE PLAN ADMINISTRATOR OF THE FULL FACE VALUE IN U.S. FUNDS. WE CAN CHANGE THE DISCOUNT, IF ANY, AT ANY TIME IN OUR SOLE DISCRETION WITH PRIOR NOTICE TO THE PLAN ADMINISTRATOR AND PLAN PARTICIPANTS.

--------------------------------------------------------------------------------

          17.  HOW MANY SHARES WILL BE PURCHASED FOR ME?

          Your plan account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the sum of
(i) the applicable dividend amount to be reinvested by you divided by the applicable purchase price per share, plus (ii) the applicable optional cash payments made by you divided by the applicable purchase price per share. The purchase price will be set in accordance with Question 16.

DIVIDENDS

          18.  MUST I SEND MY DIVIDENDS TO BOARDWALK FOR REINVESTMENT?

          No. In order to ensure prompt reinvestment, dividends on shares held by you and enrolled in the Plan and dividends on shares acquired under the Plan and held for you by the plan administrator will not be mailed to you, but will be retained by us.

          19.  DO FRACTIONAL SHARES ALSO EARN DIVIDENDS?

          Yes. If the amount to be invested for you does not equal the exact cost of a full share, your account will be credited with a fractional share, which will earn dividend income in the same way as a full share and in proportion to the size of the fractional share.

STOCK CERTIFICATES

          20.  WHAT HAPPENS TO STOCK CERTIFICATES UNDER THE PLAN?

          Plan shares will be registered in the name of the plan administrator (or its nominee) as agent for you. Certificates for such Plan shares will not be issued to you unless requested in writing. The plan administrator will charge a fee for any stock certificates created for you.

          21. MAY PLAN SHARES BE WITHDRAWN FROM THE PLAN AND EXCHANGED FOR STOCK CERTIFICATES?

          Yes. You may withdraw all or a portion of your Plan shares enrolled in the Plan by notifying the plan administrator in writing to that effect and by specifying in the notice the number of shares to be withdrawn. Certificates for any number of whole Plan shares will be issued to you within five (5) days of receipt by the plan administrator of a written request signed by you. Any remaining whole or fractional shares will continue to be held by the plan administrator as the agent for you. Any notice of withdrawal received less than five (5) days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to your account.

          You must have at least one share enrolled in the Plan after shares have been withdrawn to continue to participate. There are certain costs associated with withdrawal of shares from the plan as described in Question 14.

          Certificates issued to you will be registered in the name or names in which your plan account is maintained. The original authorization form election for plan participation will remain in effect for the certificated shares. If you request a certificate to be registered in a name other than that shown on the authorization form, such request must be signed by all persons in whose name the plan account is registered and be accompanied by such other documentation as the plan administrator may reasonably require.

          22.  CAN A STOCKHOLDER PLEDGE SHARES THAT ARE HELD IN THE PLAN?

          No. You cannot pledge or grant a security interest in your Plan shares unless certificates representing the shares have been issued by the plan administrator.

REPORTS TO PARTICIPANTS

          23.  WHAT RECORDS AND REPORTS WILL I RECEIVE?

          As soon as practicable after each dividend payment date where a transaction has occurred in your account, the plan administrator will mail to you a statement showing:

               a. the amount of any dividend and optional cash payment applied toward such investment;

               b.   the taxes withheld, if any;

               c.   the net amount invested;

               d.   the number of shares purchased;

               e.   the purchase price per share; and

               f. the total shares accumulated under the Plan, computed to four decimal places.

          These statements are records of your transactions under the Plan and should be retained for income tax purposes. In addition, you will also receive annual Internal Revenue Service information for reporting dividend income received.

          You will continue to receive copies of the same communications sent to all other holders of our common stock, including annual reports to stockholders, notices of the annual meetings and proxy statements.

SALE OF PLAN SHARES

          24.  MAY I SELL ALL OR A PORTION OF MY PLAN SHARES?

          You may not sell Plan shares through the plan administrator. If you wish to sell any shares, you must either withdraw shares from the Plan, as discussed in Question 21, or terminate your participation, as discussed in Question 25.

TERMINATION OF PARTICIPATION

          25.  HOW DO I TERMINATE PARTICIPATION IN THE PLAN?

          You may terminate your participation in the Plan at any time by giving written notice to the plan administrator. Within fifteen (15) days after the date on which such notice is received by the plan administrator, the plan administrator will deliver to you (a) a certificate for all whole Plan shares held under the Plan, and (b) a check representing amounts due on fractional shares based on the closing price quoted by The Nasdaq Capital Market on the date prior to the date such written notice is received by the plan administrator. A check representing any optional cash payments that have not yet been invested will be returned to you by the plan administrator. In our sole discretion, we may at any time by notice in writing mailed to you, terminate your interest in the Plan, in which case you will be treated as though you had terminated participation in the Plan as of the date of mailing of the notice. In the event that you no longer hold any shares of stock in your plan account, your participation in the Plan will be automatically terminated. There are fees associated with termination of participation in the Plan, and you should refer to Question 14 for a discussion of these fees.

          26.  CAN A STOCKHOLDER RE-ENTER THE PLAN AFTER WITHDRAWING FROM THE
               PLAN?

          Yes. A stockholder may re-enter the Plan by following the procedures applicable for initial enrollment in the Plan. See Questions 6 and 7. However, we reserve the right to reject any enrollment form from a previous participant.

FEDERAL INCOME TAXES

          27. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

          For reinvested dividends, you will be considered to have received a dividend amount for federal income tax purposes equal to the fair market value, as of the dividend payment date, of the shares purchased with the reinvested dividends. (For purposes of the preceding sentence, the term "fair market value" is not necessarily the same as the term "Fair Market Value," as used in Question 16.) Your federal tax basis of the shares acquired will be equal to the amount of dividend income so recognized. Your holding period for the shares acquired will begin on the day after the dividend payment date.

          For an optional cash purchase, you will be considered to have received a dividend amount for federal income tax purposes equal to the excess (if any) of (i) the fair market value, as of the dividend payment date, of the shares purchased with the optional cash payment, over (ii) the optional cash payment made. (Again, for purposes of the preceding sentence, the term "fair market value" is not necessarily the same as the term "Fair Market Value," as used in Question 16.) Your federal tax basis of the shares acquired will be equal to (i) the amount of dividend income so recognized (if any), plus (ii) the optional cash payment made. Your holding period for the shares acquired will begin on the day after the dividend payment date.

          The dividend income received by a corporate stockholder generally will be eligible for the 70% dividends-received deduction under current federal tax law.

          You will not recognize any taxable income upon the receipt of a certificate for whole shares credited to your account, either upon your request for a certificate or the issuance of a certificate in the case of termination of the Plan or your participation in the Plan. However, any amount of cash you receive in lieu of a fractional share of stock will be treated as a taxable event upon which you will recognize income or loss equal to the difference between the amount of cash received and the portion of your tax basis that is properly allocable to the fractional share that is cashed out.

          Your dividend income will annually be reported to the Internal Revenue Service (IRS) on Form 1099-DIV. Proceeds from the sale of a fractional share are reportable to the IRS on Form 1099-B.

          Absent an exemption, your dividends and any fractional share sales proceeds are subject to federal tax withholding if you fail to provide a valid taxpayer identification number to the plan administrator or otherwise fail to make any required certification. In any case where federal income taxes are required to be withheld, the plan administrator will reinvest or pay you, as the case may be, an amount equal to the dividends or sales proceeds, less the amount of the tax withheld. For IRS reporting purposes, the amount of any dividend withheld is included in reported total dividend income, and the amount of any sales proceeds withheld is included in reported total sales proceeds.

--------------------------------------------------------------------------------

          THE DISCUSSION ABOVE IS A SUMMARY OF THE IMPORTANT U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE PLAN. THE SUMMARY IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, U.S. TREASURY REGULATIONS, ADMINISTRATIVE RULINGS AND COURT DECISIONS, AS IN EFFECT AS OF THE DATE OF THIS DOCUMENT, ALL OF WHICH ARE SUBJECT TO CHANGE AT ANY TIME, POSSIBLY WITH RETROACTIVE EFFECT. THIS SUMMARY IS NOT A COMPLETE DESCRIPTION OF ALL OF THE TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. FOR EXAMPLE, IT DOES NOT ADDRESS ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF YOUR PARTICIPATION. THE SUMMARY MAY NOT ADDRESS THE TAX CONSEQUENCES TO ANY GIVEN PARTICIPANT IN VIEW OF THE PARTICIPANT'S INDIVIDUAL CIRCUMSTANCES.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE PLAN. BOARDWALK DOES NOT CALCULATE TAX BASIS IN SHARES FOR STOCKHOLDERS.

--------------------------------------------------------------------------------

OTHER INFORMATION

          28.  HOW WILL MY SHARES BE VOTED AT MEETINGS OF STOCKHOLDERS?

          For each meeting of stockholders, you will receive a proxy from the plan administrator which will enable you to vote shares registered in your name as well as whole shares credited to your plan account. If you return the proxy card properly signed and marked for voting, all of your whole shares will be voted as marked. You also may vote your whole shares in person at a stockholders meeting. Fractional shares will not be voted. If you return a proxy card that is properly signed without instructions as to any item thereon, all of your whole shares will be voted in accordance with the recommendations of the Board of Directors of Boardwalk, just as for nonparticipating stockholders who return proxies and who do not provide instructions. If a proxy card is not returned or if it is returned unsigned, none of your shares will be voted unless you vote in person.

          29. WHAT LIABILITY WILL BOARDWALK AND THE PLAN ADMINISTRATOR HAVE UNDER THE PLAN?

          Neither us nor the plan administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of (a) a failure to terminate a participant's plan account upon such participant's death, (b) the prices at which shares are purchased or sold, or (c) the times when purchases or sales are made. Neither us nor the plan administrator shall be liable for any consequential damages arising from any action taken or omission made in the creation and/or administration of the Plan.

--------------------------------------------------------------------------------

          YOU SHOULD RECOGNIZE THAT NEITHER US NOR THE PLAN ADMINISTRATOR CAN ASSURE YOU OF PROFITS, OR PROTECT YOU AGAINST LOSSES, ON SHARES PURCHASED AND/OR HELD UNDER THE PLAN.

--------------------------------------------------------------------------------

          30.  ARE PLAN ACCOUNTS INSURED?

          Plan accounts, shares of common stock and monies held in your plan account, are not deposits of Boardwalk Bank and therefore are not insured by the FDIC, the Securities and Exchange Commission or any other governmental agency.

          31. WHAT HAPPENS IF BOARDWALK ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

          Any shares resulting from a stock dividend or stock split by us on shares enrolled in the Plan will be added to the participant's plan account.

          In the event of a rights offering by us, the basis for any rights offering will include the shares credited to a participant's account.

          32.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

          We may amend, supplement, suspend, modify or terminate the plan at any time without the approval of the participants. Thirty (30) days' notice of any such amendment which would have a material adverse effect on participants will be sent to all participants, who will have the right to withdraw from the Plan.

          Upon termination of the Plan by us, a certificate will be issued to each participant for the number of full shares in such participant's plan account. The value of any fractional share in such participant's plan account will be paid by check to the participant. Such value will be based upon the then current Fair Market Value for our common stock as discussed in Question 25.

          33.  INTERPRETATION OF THE PLAN

          The Plan, the authorization form and the participant's accounts shall be governed by and construed in accordance with the laws of the State of New Jersey and applicable state and federal securities laws. Any question of interpretation arising under the Plan shall be determined by the Board of Directors pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities. Such determination shall be final and binding on all participants. We may adopt rules and regulations at any time to facilitate the administration of the Plan.

          34.  MAY BOARDWALK TERMINATE PARTICIPATION OF A PARTICIPANT?

          In our sole discretion, we may at any time by notice in writing mailed to a participant, terminate a participant's interest in the Plan, in which case the participant shall be treated as though he had terminated participation in the Plan as of the date of mailing of the notice, and the plan administrator will deliver to the participant a certificate for all whole shares in the participant's plan account, a check for any optional cash payments not then invested and a check based upon the then current fair market value for our common stock for any fractional shares. In the event that a participant no longer has any shares enrolled in the Plan, participation in the Plan will be automatically terminated by us.

          35. WHERE SHOULD CORRESPONDENCE OR INQUIRIES REGARDING THE PLAN BE DIRECTED?

          All correspondence concerning the plan should be addressed to:

                         StockTrans, Inc.
                         Reinvestment Plan Department
                         44 West Lancaster Avenue
                         Ardmore, Pennsylvania 19003

          Telephone inquiries may be directed to StockTrans, Inc. at (610) 649-7300. Please mention the Boardwalk Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan with all correspondences to the plan administrator.

                                 USE OF PROCEEDS

          The net proceeds from the sale of newly issued shares of common stock issued under the Plan will be used for general corporate purposes, which may include investments at the holding company level, investments in or extensions of credit to our banking subsidiary and possible acquisitions. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other funds.

                                  LEGAL MATTERS

          The legality of the issuance of the shares of common stock offered hereby will be passed upon for Boardwalk Bancorp, Inc. by Stevens & Lee, Reading, Pennsylvania.

                                     EXPERTS

          The consolidated financial statements included in the Boardwalk Bank Annual Report on Form 10-K for the year ended December 31, 2005, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                           FORWARD-LOOKING STATEMENTS

          Some of the statements in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. We caution you to be aware of the speculative nature of "forward-looking statements." Statements that are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. We based the forward-looking information on various factors and using numerous assumptions.

          Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example:

     o the success or failure of our efforts to implement our business strategy;

     o    the effect of changing economic conditions and interest rates;

     o    changes in government regulations, tax rates and similar matters;

     o    our ability to attract and retain high quality employees; and

     o other risks which may be described in our future filings with the Securities and Exchange Commission.

          We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements other than material changes to such information.

                                 INDEMNIFICATION

          Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the Business Corporation Act, as amended, of the State of New Jersey, our certificate of incorporation and our bylaws. We also have directors' and officers' liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          Set forth below is an estimate of the approximate amount of fees and expenses which may be incurred by the Company in connection with the issuance and distribution of shares of Common Stock pursuant to the Prospectus contained in this Registration Statement and which will be paid by the Company.

Securities and Exchange Commission registration fee.................  $   885.43
Accounting fees and expenses........................................    7,500.00
Legal fees and expenses.............................................    7,500.00
Printing............................................................    1,275.00
Miscellaneous expenses..............................................    5,000.00
                                                                      ----------
   Total                                                              $22,160.43
                                                                      ==========

Item 15.  Indemnification of Directors and Officers.

          The certificate of incorporation of the Registrant provides for the elimination of liability of its directors and officers for damages to the fullest extent permitted by New Jersey law.

          The New Jersey Business Corporation Act (the "Act") empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and
(b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

          With respect to any derivative action, a corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

          The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

          A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay a corporate agent's expenses if the corporate agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

          The Registrant maintains a liability insurance policy providing coverage for the directors and officers of the Registrant and its subsidiaries, including Boardwalk Bank.

Item 16. Exhibits.

          The following is a list of exhibits filed as part of the Registration
Statement:

           5.1   Opinion of Stevens & Lee

          23.1   Consent of KPMG LLP

          23.2   Consent of Stevens & Lee (included in Exhibit 5.1)

          24.1   Power of Attorney (contained on signature page of this filing)

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linwood, State of New Jersey, on July 3, 2006.

                                        BOARDWALK BANCORP, INC.


                                        /s/  Michael D. Devlin
                                        ----------------------------------------
                                        Michael D. Devlin
                                        Chairman, President and Chief Executive
                                        Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Devlin, Wayne S. Hardenbrook or David W. Swartz, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

          Signatures                         Title                     Date
          ----------                         -----                     ----
/s/ Michael D. Devlin            Chairman, President and Chief     July 3, 2006
------------------------------   Executive Officer
    Michael D. Devlin

/s/ Wayne S. Hardenbrook         Executive Vice President and      July 3, 2006
------------------------------   Chief Financial Officer
    Wayne S. Hardenbrook         (Principal Accounting and
                                 Financial Officer)

/s/ Mark A. Benevento            Director                          July 3, 2006
------------------------------
    Mark A. Benevento

/s/ Joseph M. Brennan            Director                          July 3, 2006
------------------------------
    Joseph M. Brennan

/s/ Rudolph M. Chiorazzo         Director                          July 3, 2006
------------------------------
    Rudolph M. Chiorazzo

/s/ Arthur R. Coslop             Director                          July 3, 2006
------------------------------
    Arthur R. Coslop

/s/ Agostino R. Fabietti         Director                          July 3, 2006
------------------------------
    Agostino R. Fabietti

/s/ James L. Fraser              Director                          July 3, 2006
------------------------------
    James L. Fraser

/s/ Arthur J. Galetta            Director                          July 3, 2006
------------------------------
    Arthur J. Galetta

/s/ Thomas L. Glenn, III         Director                          July 3, 2006
------------------------------
    Thomas L. Glenn, III

/s/ Roy Goldberg                 Director                          July 3, 2006
------------------------------
    Roy Goldberg

/s/ Carol Nugent Harris          Director                          July 3, 2006
------------------------------
    Carol Nugent Harris

/s/ Patricia C. Koelling         Director                          July 3, 2006
------------------------------
    Patricia C. Koelling

/s/ Thomas S. Rittenhouse        Director                          July 3, 2006
------------------------------
    Thomas S. Rittenhouse

/s/ Thomas K. Ritter             Director                          July 3, 2006
------------------------------
    Thomas K. Ritter

                                  EXHIBIT INDEX

Exhibit No.   Exhibit
----------    -------
    5.1       Opinion of Stevens & Lee

    23.1      Consent of KPMG LLP

    23.2      Consent of Stevens & Lee (included in Exhibit 5.1)

    24.1      Power of Attorney (contained on signature page of filing)